UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of principal executive offices)

(843) 971-4848
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2011 (the “Closing Date”), Revolutions Medical Corporation, a Nevada corporation (the “Company”), entered into a (i) convertible promissory note of up to $1,050,000 (the “Note”) and (ii) a registration rights agreement (the “Registration Rights Agreement”), with one accredited investor (the “Investor”).  Pursuant to the terms of the Note, it is anticipated that the Company will receive (i) $210,000 within three (3) business days of the Closing Date; (ii) $90,000 within three (3) business days of filing a registration statement on Form S-1 with the U.S. Securities & Exchange Commission (the “Form S-1”), provided that the Form S-1 is filed no later than ten (10) days after the Company files its Annual Report on Form 10-K for the year ended December 31, 2010; (iii) $250,000 within three (3) business days of the Company receiving notice from the SEC of the Form S-1’s effectiveness (the “Effectiveness Notice”), provided that such notice is received within 120 days of Closing Date; (iv) $250,000 within 90 days of the Company receiving the Effectiveness Notice; and (v) $250,000 within 140 days of the Company receiving the Effectiveness Notice.

Pursuant to the terms of the Registration Rights Agreement, the Investor is entitled to have such shares underlying the Note registered in a registration statement, to be filed with the SEC within ten (10) days of the Company filing its Annual Report on Form 10-K for the year ended December 31, 2010.  The Company has agreed to use its commercially reasonably efforts to have the Form S-1 declared effective by the SEC within 120 days of the Closing Date (the “Effective Date”).

The Note bears a one-time interest rate of eight percent (8%) and has a maturity date of February 24, 2013. Prepayment under the Note is not permitted, unless approved by the Investor.  Under the terms of the Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price equal to seventy percent (70%) of the lowest closing price of the Common Stock in the twenty (20) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

The Note is subject to various default provisions (an “Event of Default”), and the occurrence of such an Event of Default will cause the outstanding principal amount under the Note, together with accrued and unpaid interest and all other amounts payable under the Note, to become immediately due and payable to the Investor.

The Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01, on the Effective Date, the Company entered into the Note with the Investor.  The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the description set forth under Item 1.01 above with respect to the Note, which is incorporated into this Item 3.02 by reference.

The Note was offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The above description of the Note and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the documents themselves.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: March 4, 2011	By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer

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